Exhibit 3.2
COLONIAL PROPERTIES TRUST
BYLAWS
(as amended through January 30, 2009)
          Colonial Properties Trust, a real estate investment trust organized under the laws of the State of Alabama (the “Trust”), hereby adopts the Bylaws of the Trust as follows:
ARTICLE I
OFFICES
          Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Trustees may designate.
          Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
          Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.
          Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held during the second calendar quarter of each year on a date and at the time set by the Trustees, beginning with the year 1996.
          Section 3. SPECIAL MEETINGS. Subject to the rights of the holders of any series of Preferred Shares (as defined in the Trust’s Declaration of Trust, as amended (the “Declaration of Trust”)) to elect additional Trustees under specified circumstances, special meetings of the shareholders may be called by the president or the chairman of the Board of Trustees and shall be called by the president, the chairman of the Board of Trustees or the secretary upon the request in writing of shareholders holding outstanding shares representing at least 25% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting.
          Section 4. NOTICE. Not less than 10 nor more than 75 days before each meeting of shareholders, the Trust or other persons calling the meeting shall give to each shareholder entitled to vote at such meeting, and to each shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

          Section 5. SCOPE OF NOTICE. Subject to Section 12, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.
          Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
          Section 7. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
          Section 8. PROXIES. A shareholder may vote the shares owned of record by him or her in person, or a shareholder or his or her agent or attorney-in-fact may appoint a proxy to vote or otherwise act for him or her by signing an appointment form or by means of an electronic transmission. The appointment of a proxy shall be valid for eleven months, unless a longer period is expressly provided in the appointment form. An appointment by electronic transmission must contain or be accompanied by information (such as a pass code or other similar identifier) from which it can be determined that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the transmission.
          As used in these Bylaws, “electronic transmission” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient and may include, but shall not be limited to, transmission by telephone, electronic mail, the Internet or other electronic means, as specified by the Board of Trustees.
          Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the chief executive officer or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.
          Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
          The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth: the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.
          Section 10. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.
          Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
          Section 11. REPORTS TO SHAREHOLDERS.
          (a) Not later than 90 days after the close of each fiscal year of the Trust, the Trustees shall deliver or cause to be delivered a report of the business and operations of the Trust during such fiscal year to the shareholders, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the Trust’s fiscal year, a signed copy of the annual report and the accountant’s certificate shall be placed on file at the principal office of the Trust.
          (b) Not later than 45 days after the end of each of the first three quarterly periods of each fiscal year and upon written request by a shareholder, the Trustees shall deliver or cause to be delivered an interim report to such requesting shareholder containing unaudited financial statements for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject.
          Section 12. NOMINATIONS AND SHAREHOLDER BUSINESS.
          (a) Annual Meetings of Shareholders.
          (1) Nominations of persons for election to the Board of Trustees and the proposal of business other than nominations of Trustees to be considered by the shareholders at an annual meeting of shareholders shall be made: (i) pursuant to the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (ii) otherwise by or at the direction of the Board of Trustees, or (iii) by a shareholder of the Trust who was a shareholder of record at the time of the giving of notice of the meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Sections 12(a)(2), (4) and (5), in the case of nominations of Trustees, and Sections 12(a)(3) and (4), in the case of business other than the nomination of Trustees.
          (2) For nominations to be properly brought before an annual meeting by a shareholder pursuant to Section 12(a)(1)(iii), the shareholder must have given timely notice thereof in writing to the secretary of the Trust (the “Shareholder Notice”) containing the information specified in this Section 12(a)(2). To be timely, such Shareholder Notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such Shareholder Notice to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Shareholder Notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, (A) a description of all agreements, arrangements or understandings between such shareholder and such beneficial owner (if any) on whose behalf the nomination is made, on the one hand, and such potential nominee and any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination is to be made by such shareholder, and (B) all other information relating to such potential nominee that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); and (ii) as to the shareholder giving such Shareholder Notice and the beneficial owner (if any) on whose behalf the nomination is made, the additional information specified in Section 12(a)(4) below.
          (3) For business other than the nomination of Trustees to be properly brought before an annual meeting by a shareholder pursuant to Section 12(a)(1)(iii), the shareholder must have given a timely Shareholder Notice in writing to the secretary of the Trust containing the information specified in this Section 12(a)(3). To be timely, such Shareholder Notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such Shareholder Notice to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Shareholder Notice shall set forth: (i) a brief description of the business desired to be brought before the meeting (including the complete text of any proposed resolutions or proposed amendments to these Bylaws or other governing documents of the Trust), the reasons for conducting such business at the meeting, a brief written statement of the reasons why the shareholder and the beneficial owner (if any) on whose behalf the proposal is made support such business and any material interest in such business of such shareholder and of such beneficial owner (if any); (ii) a description of any agreement, arrangement or understanding with respect to such business between or among the shareholder and the beneficial owner (if any) on whose behalf the proposal is made, on the one hand, and any of their respective affiliates or associates and any others (including their names) acting in concert with any of the foregoing, on the other hand, and a representation that such shareholder and such beneficial owner (if any) will notify the Trust in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made; and (iii) as to the shareholder giving such Shareholder Notice and the beneficial owner (if any) on whose behalf the proposal is made, the additional information specified in Section 12(a)(4) below.
          (4) Each Shareholder Notice delivered pursuant to Section 12(a)(2) or Section 12(a)(3) also must contain the following information as to the shareholder giving the Shareholder Notice and the beneficial owner (if any) on whose behalf the nomination is made (in the case of Section 12(a)(2)) or the business other than the nomination of Trustees is desired to be brought (in the case of Section 12(a)(3)):
          (A) the name and address of such shareholder, as they appear on the Trust’ s books, and of such beneficial owner (if any);
          (B) the class or series and number of Shares of the Trust which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner (if any), including the proportionate interest in Shares of the Trust held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner (if any) is a general partner or a direct or indirect beneficial owner of an interest in a general partner, as of the date of the Shareholder Notice, and a representation that such shareholder and such beneficial owner (if any) will notify the Trust in writing of the class or series and number of such Shares (including the proportionate interest in Shares held through a general or limited partnership) owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made;
          (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such shareholder and/or such beneficial owner (if any) as of the date of the Shareholder Notice, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such shareholder or beneficial owner or any of their respective affiliates, and a representation that such shareholder and such beneficial owner (if any) will notify the Trust in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made;
          (D) a representation that such shareholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Shareholder Notice, as the case may be; and
          (E) a representation as to whether such shareholder or such beneficial owner (if any) intends, or is or intends to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust’s outstanding Shares required to elect the proposed Trustee nominee or to approve or adopt the other business proposal, as the case may be, and/or (ii) otherwise to solicit proxies from shareholders in support of such nominee or other business proposal, as the case may be.

          (5) Notwithstanding anything in the second sentence of Section 12(a)(2) to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice required by Section 12(a)(2) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.
          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to the Trust’s notice of meeting (i) by or at the direction of the Board of Trustees or (ii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record at the time of giving of notice provided for in this Section 12(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the shareholder’s notice complies with the Shareholder Notice requirements of Section 12(a)(2) and is delivered to the secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.
          (c) General.
          (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Trustees and only such business shall be conducted and nominations made at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or other business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.
          (2) For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
          (3) Sections 12(a) and (b) shall be the exclusive means for a shareholder to make nominations or submit business other than nominations of Trustees before an annual meeting of the shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act or any successor provision then in effect and included in the Trust’s notice of meeting). Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or other business proposals to be considered pursuant to Sections 12(a) and (b). Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. The requirements of this Section 12 are included to provide the Trust notice of a shareholder’s intention to make Trustee nominations or bring business other than nominations of Trustees before an annual meeting of shareholders, and to provide such notice in a timely manner, and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the Trust as a condition precedent to making any such nomination or bringing any such business before an annual meeting.
          Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot. If so authorized by the Board of Trustees, voting may be by electronic transmission. A vote by electronic transmission must contain or be accompanied by information (such as a pass code or other similar identifier) from which it can be determined that the shareholder or the shareholder’s duly-appointed proxy authorized the electronic transmission.
          Section 14. NO SHAREHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Shares to elect additional Trustees under specific circumstances, any action required or permitted to be taken by the shareholders of the Trust must be effected at an annual or special meeting of shareholders and may not be effected by any consent in writing by such shareholders.
ARTICLE III
TRUSTEES
          Section 1. GENERAL POWERS; QUALIFICATIONS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be a natural person at least 19 years of age who is not under legal disability.
          Section 2. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. Regular meetings of the Trustees may be called by or at the request of the chairman of the board, the lead Trustee or the chief executive officer. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of regular meetings of the Trustees without other notice than such resolution.
          Section 3. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the chairman of the board, the lead Trustee, the chief executive officer or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Alabama, as the place for holding any special meeting of the Trustees called by them.

          Section 4. NOTICE. Notice of any special meeting shall be given by telephone or by written notice delivered personally, transmitted by facsimile, telegraphed, transmitted via electronic mail or mailed or couriered to each Trustee at his business or residence address. Personally delivered, facsimile transmitted, telegraphed, electronically mailed or telephonic notices shall be given at least one day prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.
          Section 5. QUORUM. A whole number of Trustees equal to at least a majority of the whole Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees; provided, that if less than a quorum are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice; and provided further, that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.
          The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.
          Section 6. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute, the Declaration of Trust or these Bylaws.
          Section 7. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
          Section 8. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.
          Section 9. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he is replacing.
          Section 10. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, fixed sums per year and/or per meeting. Expenses of attendance, if any, may be allowed to Trustees for attendance at each annual, regular or special meeting of the Trustees or of any committee thereof; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.
          Section 11. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.
          Section 12. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.
          Section 13. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.
          Section 14. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by a committee of the Board, the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.
          Section 15. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Trust, subject to the adoption of any policies relating to such interests and activities adopted by the Trustees and applicable law.
ARTICLE IV
COMMITTEES
          Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Trustees may, by resolution or resolutions passed by a majority of the whole Board, appoint from among its members an Executive Committee, an Audit Committee, a Governance Committee, an Executive Compensation Committee and other committees, composed of one or more Trustees to serve at the pleasure of the Trustees; provided, that the membership of each of the Audit Committee, the Governance Committee and the Executive Compensation Committee shall consist only of trustees who meet the independence and other requirements applicable to members of such committees under the New York Stock Exchange listing standards and the rules and regulations promulgated under the federal securities laws, and any other independence and other requirements set forth in the Company’s corporate governance guidelines and the applicable committee charters.
          Section 2. POWERS. The Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Trustees; provided, however, that the Trustees may not delegate to committee the power to declare dividends or other distributions, elect Trustees, issue Preferred or Common Shares (as such terms are defined in the Declaration of Trust) (hereinafter “Shares”) in the Trust other than as provided in the next sentence, approve or recommend to the shareholders any action which requires shareholder approval, amend the Bylaws, approve any merger or share exchange which does not require shareholder approval, or approve the reacquisition of Shares unless pursuant to a formula prescribed by the

Board of Trustees. If the Board of Trustees has given general authorization for the issuance of Shares in the Trust, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of an option or other plan, may fix the terms of the Shares subject to classification or reclassification and the terms on which the shares may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Trustees.
          Section 3. COMMITTEE PROCEDURES. Each Committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the action of a majority of those present at a meeting at which a quorum is present shall be the action of the committee. Subject to the terms of Section 1 hereof, in the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the proceedings of such committee. The members of a committee may conduct any meeting thereof by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.
          Section 4. EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Trust by its Trustees and officers as contemplated by the Declaration of Trust and these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Trust in accordance with the provisions of this Article IV. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available Trustees shall elect an Executive Committee composed of any two members of the Board of Trustees, whether or not they be officers of the Trust, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Trust in accordance with the foregoing provisions of this Section 4. This Section 4 shall be subject to implementation by resolution of the Board of Trustees passed from time to time for that purpose, and any provisions of the Bylaws (other than this Section 4) and any resolutions which are contrary to the provisions of this Section 4 or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section 4 that it shall be to the advantage of the Trust to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.
ARTICLE V
OFFICERS
          Section 1. GENERAL PROVISIONS. The officers of the Trust may consist of a chairman of the board, a chief executive officer, a president, a chief operating officer, one or more vice presidents, a chief financial officer, a secretary, and one or more assistant secretaries, as determined by the Trustees. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except chief executive officer and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of chief executive officer, chief financial officer and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.
          Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by a majority of the members of the whole Board of Trustees, with or without cause, if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the chairman of the board (if any), the chief executive officer or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
          Section 3. VACANCIES. A vacancy in any office may be filled by the Trustees for the balance of the term.
          Section 4. CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him by the Trustees. Except where by law the signature of the chief executive officer is required, the chairman of the board shall possess the same power as the chief executive officer to sign deeds, mortgages, bonds, contracts or other instruments.
          Section 5. CHIEF EXECUTIVE OFFICER. The Trustees may designate a chief executive officer from among the elected officers. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Trust. The chief executive officer shall in general supervise the management of the business affairs of the Trust and the implementation of the policies of the Trust, as determined by the Trustees. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Trustees from time to time.
          Section 6. PRESIDENT. The president, subject to the control of the Board of Trustees and at the direction of and with the chief executive officer, shall in general supervise and control all of the business and affairs of the Trust. He shall, when present and in the absence of the chairman of the board and the chief executive officer, preside at all meetings of the shareholders and the Board of Trustees. He may sign, with the secretary or any other proper officer of the Trust authorized by the Board of Trustees, certificates for shares of the Trust and deeds, mortgages, bonds, contracts, or other instruments which the Board of Trustees has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Trustees from time to time.
          Section 7. CHIEF OPERATING OFFICER. The chief operating officer, under the direction of the chief executive officer, shall have general management authority and responsibility for the day-to-day implementation of the policies of the Trust. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief operating officer and such other duties as may be prescribed by the Trustees from time to time.
          Section 8. VICE PRESIDENTS. In the absence of the chief executive officer, the president, the chief operating officer or in the event of a vacancy in all such offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer or the president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president; and shall perform such other duties as from time to time may be assigned to him by the chief executive officer, by the president, by the chief operating officer or by the Trustees. The Trustees may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.
          Section 9. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal (if any) of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, by the president, by the chief operating officer or by the Trustees.
          Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees. The chief financial officer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as chief financial officer and of the financial condition of the Trust.
          If required by the Trustees, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.
          Section 11. ASSISTANT SECRETARIES. The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the secretary, or by the chief executive officer, the president, or the Trustees.
          Section 12. SALARIES. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be deemed valid and binding upon the Trustees and upon the Trust when so authorized or ratified by action of the Trustees.
          Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust and in such manner as shall from time to time be determined by the Trustees.
          Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.
ARTICLE VII
SHARES
          Section 1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall state on its face: (i) the name of the Trust and that it is organized under the laws of Alabama, and (ii) the name of the person to whom such certificate is issued. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the chief financial officer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.
          Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of an Alabama stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
          The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Alabama.

          Section 3. LOST CERTIFICATE. The Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Trustees may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
          Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 70 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.
          In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.
          If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees declaring the dividend or allotment of rights is adopted.
          When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.
          Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
          Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. Trustees may issue fractional shares or provide for the issuance of’ scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.
ARTICLE VIII
ACCOUNTING YEAR

          The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.
ARTICLE IX
DIVIDENDS
          Section 1. DECLARATION. Dividends upon the shares of the Trust may be declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration.
          Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
INVESTMENT POLICY
          Subject to the provisions of the Declaration of Trust, the Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as they shall deem appropriate in their sole discretion.
ARTICLE XI
SEAL
          Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.
          Section 2. AFFIXING SEAL. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.
ARTICLE XII
INDEMNIFICATION
          To the maximum extent permitted by Alabama law in effect from time to time, the Trust, after a preliminary determination of the ultimate entitlement to indemnification has been made in accordance with Section 8.55 of Chapter 2B, Title 10, of the Code of Alabama, 1975, as

amended, shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee and at the request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer made a party to a proceeding by reason of such status against reasonable expenses incurred by him in connection with the proceeding, if: (i) he conducted himself in good faith, and (ii) he reasonably believed (A) in the case of conduct in his official capacity with the Trust, that the conduct was in the Trust’s best interests and (B) in all other cases, that the conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, provided, however, that the indemnification provided for in this clause (b) shall not be available if it is established that (1) in connection with a proceeding by or in the right of the Trust, he was adjudged liable to the Trust, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, he was adjudged liable on the basis that personal benefit was improperly received by him, and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of his status as a shareholder or former shareholder. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of his status as a Trustee, officer or shareholder; provided, that in the case of a Trustee or officer, (i) the Trust shall have received a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws, (ii) the Trust shall have received a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met and (iii) a determination shall have been made, in accordance with Section 8.55 of Chapter 2B, Title 10, of the Code of Alabama, 1975, as amended, that the facts then known to those making the determination would not preclude indemnification under the provisions hereof. The Trust may, with the approval of its Trustees, provide such indemnification and payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Article XII, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article XII, shall apply to or affect in any respect the applicability of this paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Article 8 of Chapter 2B, Title 10, of the Code of Alabama, 1975. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by Alabama law, as in effect from time to time, for directors of Alabama corporations.
ARTICLE XIII
WAIVER OF NOTICE
          Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the minutes or records of the Trust, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV
AMENDMENT OF BYLAWS
          These Bylaws may be amended or repealed by either the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of Trustees, voting as a single group, or by an affirmative vote of a majority of the Board of Trustees, unless the shareholders prescribe that any such Bylaw may not be amended or repealed by the Board of Trustees.
          The foregoing are certified as the Bylaws of the Trust, as amended through January 30, 2009.

/s/ John P. Rigrish
Secretary
Index of Amendments to Bylaws
          Article IV, Section 1 of the Bylaws of the Trust was amended pursuant to a resolution duly adopted at a meeting of the Board of Trustees on April 22, 1999. Such amendment to Article IV, Section 1 is reflected in the foregoing certified Bylaws.
          Article III, Sections 2, 3 and 4 of the Bylaws of the Trust were amended pursuant to a resolution duly adopted at a meeting of the Board of Trustees on April 25, 2007. Such amendments to Article III, Sections 2, 3 and 4 are reflected in the foregoing certified Bylaws.
          The Preamble, Article II, Sections 5, 8, 12 and 13, and Article IV, Section 1 of the Bylaws of the Trust were amended pursuant to a resolution duly adopted at a meeting of the Board of Trustees on January 30, 2009. Such amendments to the Preamble, Article II, Sections 5, 8, 12 and 13, and Article IV, Section 1 are reflected in the foregoing certified Bylaws.

/s/ John P. Rigrish
Secretary